UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

MICROVISION, INC.

(Exact Name of registrant as specified in charter)

Delaware	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 27, 2010, Perry Mulligan joined Microvision, Inc.’s Board of Directors. Mr. Mulligan will also serve on both the Audit Committee and the Nominating and Corporate Governance Committee of Microvision Inc.’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/S/ THOMAS M. WALKER
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: February 2, 2010